FOR IMMEDIATE RELEASE


    Bio-Rad Laboratories Reports Third Quarter Financial Results


HERCULES, CA - November 4, 2004 - Bio-Rad Laboratories, Inc. (AMEX:
BIO and BIOb), a multinational manufacturer and distributor of life science research products and clinical diagnostics, announced financial results today for the third quarter ended September 30, 2004. Third quarter net sales from continuing operations were $258.8 million, up 7.0 percent compared to the $241.8 million reported for the same quarter of 2003. This increase was primarily the result of growth in the Company's main business segments as well as currency effects. For the quarter, income from continuing operations was $6.3 million compared to $10.0 million in the third quarter of last year. Income figures for both the current and prior-year quarters include one-time charges. Third-quarter 2004 results include $13.7 million, or $9.5 million net of taxes, of acquisition-related charges to cover purchased in-process research and development. Third-quarter 2003 earnings include $13.6 million, or $9.1 million net of taxes, in costs associated with the refinancing of the Company's long-term debt.

Year-to-date, revenues from continuing operations grew by 8.4 percent to $782.1 million as compared to the same period last year.
Normalizing for the impact of currency effects, growth was 2.5 percent. Year-to-date gross margin was 56.5 percent compared to 56.9 percent over the same period of 2003. Earnings for the nine-month period were $51.1 million, or $1.99 per share.

Third Quarter Highlights
- Overall net sales for the third quarter grew by 7.0 percent to reach $258.8 million compared to $241.8 million reported in the third quarter of 2003. On a currency-neutral basis, revenues were up 3.1 percent versus third-quarter 2003 results.
- Both basic and diluted earnings per share from continuing operations were $0.24 compared to basic earnings per share of $0.39 and diluted earnings per share of $0.38 in the same period of last year. 2004 third quarter earnings include $13.7 million, or $9.5 million net of taxes, of one-time purchased in-process R&D costs, while earnings in the same quarter of last year included $13.6 million, or $9.1 million net of taxes, of one-time costs associated with the refinancing of the Company's long-term debt.
- Life Science segment net sales for the quarter were $120.6 million, 7.6 percent higher than the comparable period last year. On a currency neutral basis, segment sales grew by 3.5 percent for the quarter. Performance in this segment was boosted by a product mix skewing more toward reagents as well as by increased sales in several product areas including multiplex array technology, amplification and electrophoresis reagents, and gene transfer technology. The segment also benefited from the addition of MJ GeneWorks products for gene expression, an acquisition completed during the quarter. The Life Science segment was negatively impacted by the implementation of a new information technology system which led to the creation of a temporary increased backlog situation and a reduction in reported sales. The Company estimates that approximately $5 million of Life Science sales were affected.

                               (more)
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Bio-Rad Reports Third Quarter 2004
Page 2


- In August, the Company purchased MJ GeneWorks, Inc. and its subsidiaries, including MJ Research, Inc., for approximately $31 million in cash and the assumption of certain liabilities of those companies. Approximately $50 million of contingent liabilities were recorded during the quarter in connection with the transaction. The Company is continuing to assess the value of all acquired assets and liabilities, including the contingent liabilities and will adjust the carrying values as the final determinations are made. The acquisition significantly enhances Bio-Rad's portfolio of gene expression products.
  MJ Research pioneered the use of Peltier-effect technology and has introduced a number of other innovations in the thermal-cycling field.
- The Clinical Diagnostics segment reported net sales of $136.4 million for the quarter, up 6.9 percent compared to the third quarter of 2003, or 3.1 percent excluding currency effects. These results are due in good measure to growth in the following areas: quality-control management, diabetes monitoring and specialty microbiology.
- In July, the Company introduced a revolutionary new immunoassay platform, the BioPlexTM 2200. This is the first clinical diagnostics system to offer multiplexing technology on a fully-automated, fully-integrated random access platform. The platform should improve the quality of testing, and aid laboratories in their efforts to provide more efficient and cost effective services. During the quarter, the Company also launched its new
  D-10T Dual Program for comprehensive hemoglobin testing. The new state-of-the-art program will enable mid-sized laboratories to upgrade their hemoglobinopathy testing services and meet new College of American Pathologists (CAP) guidelines for quantitative HbA2 beta-thalassemia testing.

"Organic growth in our core businesses, coupled with the expansion of our product lines through recent product introductions and acquisitions enabled Bio-Rad to make significant progress this quarter," said Norman Schwartz, President and Chief Executive
Officer. "We also have a number of projects in the pipeline that should help us close out the year successfully."

Management will discuss these results in a conference call at 2:00 p.m. PT (5:00 p.m. ET) November 4, 2004. Interested parties can access the call by dialing (800) 291-9234 (in the U.S.), or (617) 614-3923 (international), access number 27797197. The live web cast can be accessed at http://www.bio-rad.com. A replay of the call will be available at (888) 286-8010 (in the U.S.), or (617) 801-6888
(international), access number 14108693, for seven days following the call and the web cast can be accessed at http://www.bio-rad.com for 30 days.

Bio-Rad Laboratories, Inc. is a multinational manufacturer and distributor of life science research products and clinical diagnostics. It is based in Hercules, California, and serves more than 70,000 research and industry customers worldwide through a network of more than 30 wholly owned subsidiary offices.

Various statements made within this press release may constitute "forward-looking statements" for purposes of the Securities and Exchange Commission's "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under the Securities Exchange Act of 1934. The forward-looking statements contained herein involve risks and uncertainties that could cause results to differ materially from the Company's expectations.
For more information contact:
Christine Tsingos, Vice President and Chief Financial Officer, or Ron Hutton, Treasurer
Bio-Rad Laboratories, Inc.
Phone:  (510) 724-7000
E-mail:  investor_relations@bio-rad.com

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                                 Bio-Rad Laboratories, Inc.
                                     Third Quarter 2004
                        Condensed Consolidated Statements of Income

                           (In thousands, except per share data)
                                        (UNAUDITED)



                                                       Three Months, Ended         Nine Months, Ended
                                                          September 30,               September 30,
                                                       2004         2003           2004         2003
                                                    -----------------------    -----------------------
  Net sales                                         $ 258,849    $ 241,810     $ 782,144    $ 721,533
  Cost of goods sold                                  116,036      106,818       340,406      310,803
                                                    ---------    ---------     ---------    ---------
  Gross profit                                        142,813      134,992       441,738      410,730

  Selling, general and administrative expense          90,183       78,218       267,439      230,487
  Product research and development expense             26,581       23,024        76,459       65,625
  Purchased in-process research and
   development expense                                 13,720            -        14,620            -
  Interest expense                                      4,995       17,887        14,964       26,234
  Foreign exchange losses, net                            873        1,515         1,620        2,838
  Other (income) expense, net                          (2,656)        (527)       (3,306)      (2,011)
                                                    ---------    ---------     ---------    ---------
  Income from continuing operations
   before taxes                                         9,117       14,875        69,942       87,557
  Provision for income taxes                            2,827        4,841        20,761       28,891
                                                    ---------    ---------     ---------    ---------
  Income from continuing operations                     6,290       10,034        49,181       58,666
  Discontinued operations
    Discontinued operations (net of tax)                    -         (374)       (1,487)      (1,686)
    Gain on divestiture (net of tax)                        -            -         3,437            -
                                                    ---------    ---------     ---------    ---------
    Total discontinued operations                           -         (374)        1,950       (1,686)
                                                    ---------    ---------     ---------    ---------
  Net income                                        $   6,290    $   9,660     $  51,131    $  56,980
                                                    =========    =========     =========    =========

  Basic earnings per share
    Continuing operations                           $   0.24     $    0.39     $    1.91    $    2.31
    Discontinued operations                                -         (0.01)         0.08        (0.06)
                                                    ---------    ---------     ---------    ---------
    Net income                                      $   0.24     $    0.38     $    1.99    $    2.25
                                                    =========    =========     =========    =========

    Weighted average common shares                    25,753        25,468        25,692       25,380
                                                    =========    =========     =========    =========
  Diluted earnings per share
    Continuing operations                           $    0.24    $    0.38     $    1.86    $    2.23
    Discontinued operations                                 -        (0.01)         0.07        (0.06)
                                                    ---------    ---------     ---------    ---------
    Net income                                      $    0.24    $    0.37     $    1.93    $    2.17
                                                    =========    =========     =========    =========

    Adjusted weighted average shares                   26,471       26,429        26,472       26,292
                                                    =========    =========     =========    =========

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                            Bio-Rad Laboratories, Inc.
                   Summary Condensed Consolidated Balance Sheets

                       (In thousands, except per share data)
                                    (UNAUDITED)




                                         At September 30,     At December 31,
                                               2004                2003
  Current Assets:                        ---------------      ---------------
     Cash and cash equivalents           $   125,154            $   148,642
     Accounts receivable, net                228,186                234,085
     Inventories, net                        200,183                190,258
     Prepaid expenses, taxes and other
      current assets                         104,631                 97,893
                                           ---------              ---------
            Total current assets             658,154                670,878

  Net property, plant and equipment          192,147                179,123
  Goodwill, net                              113,266                 69,503
  Other assets                               128,803                 67,354
                                           ---------              ---------
            Total assets                 $ 1,092,370            $   986,858
                                           =========              =========


  Current liabilities:
     Notes payable and current
      maturities of long-term debt       $     8,457            $    10,423
     Accounts payable                         55,524                 53,995
     Accrued payroll and employee benefits    69,968                 71,650
     Sales, income and other taxes payable    13,362                 20,833
     Other current liabilities               125,063                 77,425
                                           ---------              ---------
            Total current liabilities        272,374                234,326

  Long-term debt, net of current maturities  226,009                225,835
  Deferred tax liabilities                    15,804                 13,991
  Other long-term liabilities                 24,344                 16,899
  Stockholder's equity                       553,839                495,807
            Total liabilities and          ---------              ---------
             stockholder's equity        $ 1,092,370            $   986,858
                                           =========              =========

   Certain items have been reclassified to conform to the current year presentation.

                        Bio-Rad Laboratories, Inc.
          Summary Condensed Consolidated Statement of Cash Flows

                  (In thousands, except per share data)
                               (UNAUDITED)




                                               Nine Months Ended September 30,
                                                        2004          2003
                                               ------------------------------
  Cash flows from operating activities:
     Cash received from customers                   $ 796,395     $ 737,855
     Cash paid to suppliers and employees            (677,032)     (585,582)
     Interest paid                                    (18,922)      (16,484)
     Income tax payments                              (32,074)      (44,544)
     Miscellaneous receipts                             5,715           831
     Discontinued operations                           (2,019)       (2,512)
                                                    ----------    ----------
     Net cash provided by operating activities         72,063        89,564

  Cash flows from investing activities:
     Capital expenditures, net                        (41,627)      (47,671)
     Other investing activities                       (48,202)      (30,339)
                                                    ----------    ----------
     Net cash used in investing activities            (89,829)      (78,010)

  Cash flows from financing activities:
     Long-term borrowings                                   -       249,335
     Payments on long-term debt                        (1,675)     (131,512)
     Other financing activities                        (4,830)      (10,758)
     Net cash provided by (used in)                 ----------    ----------
      financing activities                             (6,505)      107,065

  Effect of exchange rate changes on cash                 783        (5,604)
                                                    ----------    ----------
  Net increase (decrease) in cash and
   cash equivalents                                   (23,488)      113,015
  Cash and cash equivalents at beginning of period    148,642        27,733
                                                    ----------    ----------
  Cash and cash equivalents at end of period        $ 125,154     $ 140,748
                                                    ==========    ==========

  Reconciliation of income from continuing operations to net cash provided by operating activities:

  Income from continuing operations                 $  49,181     $  58,666
  Adjustments to reconcile net income to
   net cash provided by operating
   activities (net of effects of acquisitions):
     Depreciation and amortization                     36,731        31,156
     Changes in working capital                       (19,655)      (29,831)
     Other                                              7,293        31,259
     Discontinued operations                           (1,487)       (1,686)
                                                    ----------    ----------
  Net cash provided by operating activities         $  72,063     $  89,564
                                                    ==========    ==========

  Certain items have been reclassified to conform to the current year presentation.

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